Exhibit 10.2

VOTING AGREEMENT

BY AND AMONG

THE TORONTO-DOMINION BANK,

THE PARTIES LISTED
ON SCHEDULE A HERETO

AND

(SOLELY FOR PURPOSES OF SECTIONS 4.5 AND 5.2 HEREOF)

AMERITRADE HOLDING CORPORATION

DATED AS OF JUNE 22, 2005

i

INDEX OF DEFINED TERMS

Page
Acquisition Proposal	2
Additional Proposal	2
Affiliate	2
Agreement	1
Ameritrade	1
Ameritrade Restated Bylaws	2
Ameritrade Restated Charter	2
Ameritrade Stock Issuance	2
Ameritrade Stockholders’ Meeting	2
Beneficial Ownership	2
Beneficially Own	2
Beneficially Owned	2
Closing	2
Closing Date	2
Common Stock	1
Control	2
Covered Shares	3
Encumbrance	3
Existing Shares	3
Existing Stockholders Agreement	3
Family Member	3
Governmental Authority	3
Joinder Agreement	3
Litigation	14
New Stockholders Agreement	9
Permitted Hedge	3
Permitted Pledge	3
Permitted Transfer	4
Person	4
Private Equity Investors	1
R Parties	1
Record Date	4
Representatives	4
Share Purchase	4
Share Purchase Agreement	1
SLP Investors	1
Stockholder	1
Stockholders	1
Subsidiary	4
TA Investors	1
TD	1
Transaction Agreements	4
Transfer	4
Waterhouse	1

ii

VOTING AGREEMENT

          VOTING AGREEMENT, dated as of June 22, 2005 (this “Agreement”), by and among The Toronto-Dominion Bank, a Canadian chartered bank (“TD”), the individuals and entities set forth on Schedule A hereto under the heading “R Parties” (collectively, the “R Parties”), the entities set forth on Schedule A hereto under the heading “TA Entities” (collectively, the “TA Investors”), the entities set forth on Schedule A hereto under the heading “SLP Entities” (collectively, the “SLP Investors” and, together with the TA Investors, the “Private Equity Investors”) (each of the R Parties, each of the TA Investors, and each of the SLP Investors, a “Stockholder”, and collectively, the “Stockholders”), and, solely for the purposes of Sections 4.5 and 5.2 hereof, Ameritrade Holding Corporation, a Delaware corporation (“Ameritrade”).

W I T N E S S E T H:

          WHEREAS, concurrently with the execution of this Agreement, Ameritrade and TD are entering into an Agreement of Sale and Purchase, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Share Purchase Agreement”) pursuant to which, among other things, Ameritrade shall purchase from TD all of the capital stock of TD Waterhouse Group, Inc., a Delaware corporation and a wholly-owned subsidiary of TD (“Waterhouse”), and TD will receive, in consideration for its shares of Waterhouse capital stock, shares of the common stock, par value $0.01 per share, of Ameritrade (the “Common Stock”).

          WHEREAS, as of the date hereof, (i) the R Parties are the record and beneficial owners, in the aggregate, of 105,718,442 shares of Common Stock, (ii) the TA Investors are the record and beneficial owners, in the aggregate, of 18,967,767 shares of Common Stock, and (iii) the SLP Investors are the record and beneficial owners, in the aggregate, of 11,466,209 shares of Common Stock.

          WHEREAS, as a condition and inducement to TD entering into the Share Purchase Agreement, TD has required that the Stockholders agree, and the Stockholders have agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

          NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

     1.1.   Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Share Purchase Agreement.

          “Acquisition Proposal” has the meaning set forth in the Share Purchase Agreement.

          “Additional Proposal” has the meaning set forth in the Share Purchase Agreement.

          “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither Ameritrade nor any of its Subsidiaries shall be deemed to be an Affiliate of any Stockholder, nor shall any Stockholder be deemed to be an Affiliate of Ameritrade.

          “Ameritrade Restated Bylaws” has the meaning set forth in the Share Purchase Agreement.

          “Ameritrade Restated Charter” has the meaning set forth in the Share Purchase Agreement.

          “Ameritrade Stock Issuance” has the meaning set forth in the Share Purchase Agreement.

          “Ameritrade Stockholders’ Meeting ” has the meaning set forth in the Share Purchase Agreement.

          “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

          “Closing” has the meaning set forth in the Share Purchase Agreement.

          “Closing Date” has the meaning set forth in the Share Purchase Agreement.

          “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

          “Covered Shares” means, with respect to each Stockholder, such Stockholder’s Existing Shares, together with any shares of Common Stock or other voting capital stock of Ameritrade and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of Ameritrade, in each case that such Stockholder acquires Beneficial Ownership of on or after the date hereof and prior to the Record Date.

          “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

          “Existing Shares” means, with respect to each Stockholder, the number of shares of Common Stock Beneficially Owned (and except as may be set forth on Schedule A hereto, owned of record) by such Stockholder, as set forth opposite such Stockholder’s name on Schedule A hereto.

          “Existing Stockholders Agreement” means the Stockholders Agreement, dated as of April 6, 2002, by and among Ameritrade, the Ricketts Holders and the Datek Holders (as such terms are defined therein).

          “Family Member” means, with respect to any natural Person, (i) a spouse, descendent, or any other person related by blood, adoption or marriage to such Person or such Person’s spouse, (ii) any trust, family partnership or limited liability company whose beneficiaries consist of such Person and/or such Person’s spouse and/or any Person related by blood, marriage or adoption to such Person or such Person’s spouse, and (iii) the estate or heirs of such Person.

          “Governmental Authority” has the meaning set forth in the Share Purchase Agreement.

          “Joinder Agreement” means an agreement in the form set forth in Exhibit A.

          “Permitted Hedge” means an equity derivative contract, including a prepaid or other forward sale of securities, or other agreement to transfer an interest in Covered Shares, between a Stockholder and a counterparty, provided that such counterparty executes and delivers to TD a Joinder Agreement with respect to the securities which are the subject of such equity derivative contract or other agreement; provided, further, in the case of any Permitted Hedge involving a Transfer to the Ricketts Grandchildren Trust, that such Transfer is not part of a plan to avoid the provisions of Section 2.3 with respect to the Transferring party.

          “Permitted Pledge” means a bona fide pledge of securities, provided that the Stockholder pledging such securities retains sole voting power with respect to the securities subject to such pledge, and provided, further, that the pledgee of any such securities executes and delivers to TD a Joinder Agreement with respect to the securities which are the subject of such pledge.

          “Permitted Transfer” means (i) a Transfer by a Stockholder who is a natural Person to a Family Member of such Stockholder, provided that such transferee executes and delivers to TD a Joinder Agreement with respect to the securities subject to such Transfer, provided, further, in the case of a Transfer to the Ricketts Grandchildren Trust, that such Transfer is not part of a plan to avoid the provisions of Section 2.3 with respect to the Transferring party; (ii) a Permitted Pledge or (iii) a Permitted Hedge.

          “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any Group comprised of two or more of the foregoing.

          “Record Date” means the date fixed as the record date for the Ameritrade Stockholders’ Meeting and used for the purpose of mailing the SEC Proxy Statement, whether or not a subsequent record date is established for such meeting.

          “Representatives” means the officers, directors, employees, agents, advisors and Affiliates of a Person.

          “Share Purchase” means the purchase by Ameritrade of all of the outstanding capital stock of Waterhouse pursuant to the Share Purchase Agreement.

          “Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

          “Transaction Agreements” has the meaning set forth in the Share Purchase Agreement.

          “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

     2.1.   Agreement to Vote. Each Stockholder hereby agrees that during the term of this Agreement, at the Ameritrade Stockholders Meeting or any other meeting of the stockholders of

Ameritrade, however called, including any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Ameritrade, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Covered Shares are entitled to vote thereon or consent thereto, provided that a Change in Ameritrade Recommendation has not been effected:

          (a) appear at each such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

          (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Shares (i) in favor of the approval of the Ameritrade Stock Issuance, the Ameritrade Restated Charter and any Additional Proposals and if applicable, the election of directors designated in accordance with Section 5.13 of the Share Purchase Agreement; (ii) against any action or agreement that such Stockholder believes would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Ameritrade contained in the Share Purchase Agreement or any Transaction Agreement, or of any Stockholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or that such Stockholder believes is reasonably likely, to materially impede, interfere with, delay, postpone, discourage or materially and adversely affect the transactions contemplated by the Share Purchase Agreement, the Transaction Agreements or this Agreement or the performance by such Stockholder of its obligations under this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Ameritrade or its Subsidiaries (other than the Share Purchase); (B) a sale, lease or transfer of a material amount of assets of Ameritrade or any of its Subsidiaries or a reorganization, recapitalization or liquidation of Ameritrade or any of its Subsidiaries; (C) an election of new members to the board of directors of Ameritrade, except as provided in Section 5.13 of the Share Purchase Agreement or as required or permitted by the Existing Stockholders Agreement; or (D) any material change in the present capitalization or dividend policy of Ameritrade or any amendment or other change to Ameritrade’s certificate of incorporation or bylaws other than those changes or amendments contemplated by the Share Purchase Agreement, the Ameritrade Restated Charter and the Ameritrade Restated Bylaws.

     2.2.   No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement and, in the case of clause (a) only, the Existing Stockholders Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Stockholder’s Covered Shares that is inconsistent with the terms hereof and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, any proxy, or any consent or power of attorney that is inconsistent with the terms hereof, in each case with respect to such Stockholder’s Covered Shares.

     2.3.   Proxy. Each Stockholder (other than the Ricketts Grandchildren Trust) hereby irrevocably appoints as its proxy and attorney-in-fact, W. Edmund Clark, J. David Livingston and Christopher A. Montague, in their respective capacities as officers of TD, and any individual who shall hereafter succeed to any such officer of TD, and any other Person designated in writing by TD, each of them individually, with full power of substitution, to vote or execute written consents with respect to such Stockholder’s

Covered Shares in accordance with Section 2.1 hereof during the term of this Agreement, provided that such proxy may only be exercised if such Stockholder fails to comply with the terms of Section 2.1 and if no Change in Ameritrade Recommendation has occurred. This proxy is coupled with an interest and shall be irrevocable during the term of this Agreement (except upon the earlier occurrence of a Change in Ameritrade Recommendation, in which case it shall be automatically revoked), and each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder’s Covered Shares. The foregoing proxy is subject to, and shall only become effective upon, TD having received all necessary regulatory approvals and consents, if any, required under applicable law to exercise the voting powers granted by such proxy, as shall be determined in good faith by TD. TD may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

     3.1.   Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to TD as follows:

          (a) Organization; Authorization; Validity of Agreement; Necessary Action. Such Stockholder, if it is a legal entity, is duly organized under the laws of its respective jurisdiction of organization and is validly existing and in good standing under the laws of such jurisdiction. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder, if it is a legal entity, of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder or any general or limited partner or stockholder thereof are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has the legal capacity and all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder and, assuming this Agreement constitutes a valid and binding obligation of TD, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

          (b) Ownership. Such Stockholder’s Existing Shares are, and all of such Stockholder’s Covered Shares owned from the date hereof through and on the Record Date will be, Beneficially Owned and owned of record by such Stockholder, except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. Such Stockholder has good and marketable title to such Stockholder’s Existing Shares, free and clear of any Encumbrances (other than any Permitted Pledges and except as described in Schedule A hereto). As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Stockholder. Such Stockholder has and will have at all times, through the date on which the Ameritrade Required Votes and any Additional Votes (each as defined in the Share Purchase Agreement) are received (or, solely in the case of clause (ii), through the Record Date) (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Article II hereof (in each case, if and to the extent the Record Date is the record date for the Ameritrade Stockholders’ Meeting and such Existing Shares or Covered Shares are entitled to vote), (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by such Stockholder at all times through the Record Date, except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer.

          (c) No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement, trust declaration or similar instrument or other comparable governing documents, as applicable, of such Stockholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Authority applicable to such Stockholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (d) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

          (e) Absence of Litigation. Except for the litigation described on Schedule 3.1(e) hereto, there is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of its Affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (f) Absence of Agreements with Ameritrade. Except for (i) the Existing Stockholders Agreement, (ii) the Registration Rights Agreement dated July 26, 2002, (iii) in the case of J. Joe Ricketts, the Employment Agreement, dated October 1, 2001 between J. Joe Ricketts and Ameritrade, as amended by the Amendment to Employment Agreement, dated

August 5, 2004, between such parties, (iv) in the case of the SLP Investors, nondisclosure agreement(s) between Ameritrade, on the one hand, and one or more SLP Investors or one or more Affiliates of an SLP Investor, on the other hand, (v) securities brokerage agreements entered into with Ameritrade and its Subsidiaries in the ordinary course of their brokerage business, (vi) indemnification agreements between Ameritrade, on the one hand, and persons who have served as designees of the SLP Investors or TA Investors on the board of directors of Ameritrade, on the other hand, (vii) agreements between Ameritrade, on the one hand, and one or more portfolio companies of the SLP Investors or the TA Investors, on the other hand and (viii) information rights agreements between Ameritrade, on the one hand, and one or more of the SLP Investors or the TA Investors, on the other hand, there are no existing agreements or arrangements between such Stockholder or any of its Affiliates, on one hand, and Ameritrade or any of its Subsidiaries, on the other hand.

     3.2.   Representations and Warranties of TD. TD hereby represents and warrants to each of the Stockholders as follows:

          (a) Organization; Authorization; Validity of Agreement; Necessary Action. TD is duly organized and validly existing as a bank under the laws of Canada. TD has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by TD of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by TD and no other corporate actions or proceedings on the part of TD are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by TD and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, constitutes a valid and binding obligation of TD, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

          (b) No Violation. The execution and delivery of this Agreement by TD does not, and the performance by TD of its obligations under this Agreement will not, (i) conflict with or violate the charter or bylaws of TD, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Authority applicable to TD or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of TD pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which TD is a party or by which TD or any of its assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to materially impair the ability of TD to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          (c) Consents and Approvals. The execution and delivery of this Agreement by TD does not, and the performance by TD of its obligations under this Agreement will not, require TD to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority except as may be contemplated by the Share Purchase Agreement.

          (d) Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of TD, threatened against or affecting TD or any of its Affiliates before or by any Governmental Authority that could reasonably be expected to materially impair the ability of TD to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE IV

OTHER COVENANTS

     4.1.   Prohibition on Transfers, Other Actions(a) . Each Stockholder hereby agrees not to (i) Transfer any of such Stockholder’s Covered Shares or any interest therein prior to the Record Date, unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would have a reasonable possibility of restricting or otherwise adversely affecting, in any material respect, such Stockholder’s legal power, authority and right to comply with and perform such Stockholder’s covenants and obligations under this Agreement.

     4.2.   Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

     4.3.   No Solicitation. Each Stockholder hereby agrees that during the term of this Agreement it shall not, and shall not permit any of its Representatives to, directly or indirectly, (a) take any of the actions specified in clauses (i)-(vi) of Section 5.4(a) of the Share Purchase Agreement, (b) agree to release, or release, any Person from any obligation under any existing standstill agreement or arrangement relating to Ameritrade, or (c) except following a Change in

Ameritrade Recommendation, participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the U.S. Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of Ameritrade vote in favor of the Ameritrade Stock Issuance, the Ameritrade Restated Charter and any Additional Proposal and as otherwise expressly provided in this Agreement. Each Stockholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations with any parties conducted before the date of this Agreement with any Persons other than TD with respect to any possible Acquisition Proposal and will take the necessary steps to inform its Representatives of the obligations undertaken by such Stockholder pursuant to Section 4.1 and this Section 4.3. Nothing contained in this Section 4.3 shall prevent a Stockholder or any Representative of a Stockholder who is a member of the board of directors of Ameritrade from discharging his or her fiduciary duties solely in his or her capacity as a director of Ameritrade, nor shall anything contained in this Section 4.3 prevent a Stockholder or its Representatives from negotiating the terms of a stockholders agreement or similar agreement, or otherwise participating in negotiations together with Ameritrade, in connection with an Acquisition Proposal as to which Ameritrade’s board of directors has made the determination contemplated by the final sentence of Section 5.4(a) of the Share Purchase Agreement and is then pursuing negotiations or discussions with the Person making such Acquisition Proposal.

     4.4.   Notice of Acquisitions, Proposals Regarding Prohibited Transactions. Each Stockholder hereby agrees to notify TD promptly in writing of (i) the number of any additional shares of Common Stock or other securities of Ameritrade of which such Stockholder acquires Beneficial Ownership on or after the date hereof, and (ii) any Permitted Transfers of such Stockholder’s Covered Shares or any interest therein. Each Stockholder will comply with the provisions of the second sentence of Section 5.4(c) of the Share Purchase Agreement as if it were Ameritrade.

     4.5.   Waiver of Conflicts, Rights Under Existing Stockholders Agreement; Termination of Existing Stockholders Agreement. To the extent that any provision of this Agreement, the Share Purchase Agreement or the other Transaction Agreements (as defined in the Share Purchase Agreement) could be deemed to conflict or be inconsistent with the Existing Stockholders Agreement, Ameritrade and each Stockholder hereby waive any such conflict and any claim for breach resulting therefrom and consent to the entering into of this Agreement by each other party to this Agreement who is a party to the Existing Stockholders Agreement. Ameritrade and each Stockholder hereby waive any rights it may have as a result of the entering into of this Agreement by Ameritrade and each other party to this Agreement that is a party to the Existing Stockholders Agreement. Ameritrade and each Stockholder agree that, immediately prior to the Closing, the Existing Stockholders Agreement shall terminate and be of no further force or effect. None of Ameritrade or any Stockholder shall, prior to the Closing, agree to any amendment, modification or termination of the Existing Stockholders Agreement or any waiver of any provision thereof or rights thereunder, except in any such case as expressly provided in this Agreement, or as otherwise consented to in writing by TD (such consent not to be unreasonably withheld or delayed).

     4.6.   Waiver of Right to Consent to Director Indemnification Agreements and Investor Information Rights Agreements. TD hereby waives its right under the Share Purchase Agreement to consent to agreements that may be entered into between (a) Ameritrade and one or more directors designated by the SLP Investors or the TA Investors with respect to indemnification and insurance matters that will be on customary terms and include mandatory indemnification and a six-year D&O insurance tail and (b) Ameritrade and one or more SLP Investors or TA Investors with respect to venture capital operating company information rights that will be on customary terms.

ARTICLE V

MISCELLANEOUS

     5.1.   Termination. Except as otherwise expressly provided herein, this Agreement shall terminate and be of no further force or effect upon the earlier to occur of (i) the Closing and (ii) the date of termination of the Share Purchase Agreement, except that Section 4.5 hereof shall survive any such termination that occurs as a result of the Closing having occurred. Nothing in this Section 5.1 shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

     5.2.   Legends; Stop Transfer Order.

          (a) In furtherance of this Agreement, each Stockholder hereby authorizes and instructs Ameritrade to instruct its transfer agent to enter a stop transfer order with respect to all of such Stockholder’s Covered Shares for the period from the date hereof through the earlier of the Record Date or the date this Agreement is terminated in accordance with Section 5.1. Ameritrade agrees that as promptly as practicable after the date of this Agreement it shall give such stop transfer instructions to the transfer agent for the Common Stock.

          (b) In the event that a Stockholder intends to undertake a Permitted Transfer of such Stockholder’s Covered Shares prior to the Record Date, such Stockholder shall provide notice thereof to Ameritrade and shall authorize and instruct Ameritrade to instruct its transfer agent to (i) lift the stop transfer order in order to effect such Permitted Transfer and (ii) re-enter the stop transfer order upon completion of the Permitted Transfer. Ameritrade agrees that as promptly as practical after the receipt of such notice of a contemplated Permitted Transfer together with a duly executed copy of the applicable Joinder Agreement, it shall instruct the transfer agent for the Common Stock to (x) lift such stop transfer order with respect to such Stockholder’s Covered Shares in order to effect such Permitted Transfer and (y) re-enter the stop transfer order upon completion of the Permitted Transfer; provided that Ameritrade shall not permit such Transfer to be registered by the transfer agent or such stop transfer restrictions to be lifted if TD has not received such duly executed copy of the applicable Joinder Agreement (to the extent one is required by this Agreement) or if Ameritrade or TD otherwise determines that the Transfer to be effected by such Stockholder is not a Permitted Transfer.

          (c) Each certificate representing Covered Shares issued after the date of this Agreement and prior to the earlier of the Record Date or termination of this Agreement shall bear the following legend on the face thereof:

          “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING, TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN VOTING AGREEMENT DATED AS OF JUNE 22, 2005, AMONG THE TORONTO-DOMINION BANK, THE STOCKHOLDERS LISTED ON SCHEDULE A THERETO, AND, SOLELY FOR THE PURPOSES OF SECTIONS 4.5 AND 5.2 THEREOF, AMERITRADE HOLDING CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF AMERITRADE HOLDING CORPORATION.”

          (d) Upon the request of a Stockholder, Ameritrade shall promptly (and in any event within three business days) remove all legends related to the Existing Stockholders Agreement on any certificate representing shares of Voting Securities Beneficially Owned by such Stockholder if (i) such Voting Securities have been Transferred or (ii) the Closing Date has occurred. Upon the request of an SLP Investor or TA Investor, Ameritrade shall promptly (and in any event within three business days) remove all legends related to compliance with securities laws on any certificate representing shares of Voting Securities Beneficially Owned by such SLP Investor or TA Investor if (i) in the opinion of counsel reasonably acceptable to Ameritrade (which may be Ropes & Gray, LLP), such shares are eligible for sale pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or (ii) such shares have been effectively registered under the Securities Act of 1933, as amended, or transferred pursuant to Rule 144 thereunder. Ameritrade will use commercially reasonable efforts to cooperate with any request from an SLP Investor or TA Investor that it confirm in advance of a proposed Transfer its willingness to remove applicable legends.

     5.3.   No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in TD any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and TD shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Ameritrade or exercise any power or authority to direct any Stockholder in the voting of any of the Covered Shares, except as otherwise provided herein.

     5.4.   Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, post prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a) if to TD to:

                    TD Tower, 66 Wellington Street West
                    Toronto, Ontario M5K 1A2
                    Attention: General Counsel
                    Fax: (416) 308-1943

               with a copy to:

                    Simpson Thacher & Bartlett LLP
                    425 Lexington Avenue
                    New York, New York 10017
                    Fax: (212) 455-2502
                    Attention: Lee Meyerson

          (b) if to Ameritrade (for purposes of Section 4.5 and 5.2) to:

                    4211 South 102nd Street
                    Omaha, Nebraska 68127
                    Attention: Chief Executive Officer
                    Fax: (402) 827-8806

                    and

                    6940 Columbia Gateway Drive, Suite 200
                    Columbia, Maryland 21046
                    Attention: General Counsel
                    Fax:

          with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304
                    Attention: Larry W. Sonsini
                    Fax: (650) 493-6811

          (c) if to (i) any R Party, (ii) any TA Investor or (iii) any SLP Investor, to the R Party Representative, the TA Representative or the SLP Representative, respectively, identified on Schedule A hereto at the address set forth below its name on Schedule A hereto.

     5.5.   Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.6.   Counterparts. This Agreement may be executed by facsimile, and in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     5.7.   Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and, to the extent a Stockholder is a party thereto, the other Transaction Agreements (and, to the extent referenced herein, the Share Purchase Agreement), together with the several agreements and other documents and instruments to the extent referred to herein or therein, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

     5.8.   Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the Litigation (as defined below) lies with the courts of the United States, any court of the United States located in the State of Delaware, for any action, suit, proceeding or investigation in any court or before any Governmental Authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 5.8, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

          (b) Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.

          (c) Each of the parties hereto expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of Delaware and of the United

States of America; provided that consent by the parties to jurisdiction and service contained in this Section 5.8 is solely for the purpose referred to in this Section 5.8 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

     5.9.   Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of (i) TD and (ii) on the other hand, (x) with respect to an amendment affecting the R Parties, R Parties holding at least a majority of the Covered Shares then owned of record by the R Parties, in the aggregate, (y) with respect to an amendment affecting the SLP Investors, SLP Investors holding at least a majority of the Covered Shares then owned of record by the SLP Investors, in the aggregate and (z) with respect to an amendment affecting the TA Investors, holding at least a majority of the Covered Shares then owned of record by the TA Investors, in the aggregate. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to TD, the R Party Representative, the TA Representative and the SLP Representative.

     5.10.   Remedies. (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     5.11.   Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     5.12.   Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     5.13.   Obligations Several

          The representations, warranties and covenants of each of the R Parties (collectively), the SLP Investors (collectively) and the TA Investors (collectively) are several and not joint. None of the R Parties, the SLP Investors or the TA Investors shall be responsible for breaches of this Agreement by Stockholders who are members of such other groups.

[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

THE TORONTO-DOMINION BANK

By:	/s/ David Livingston

Name: David Livingston
Title: Executive Vice President, Corporate Development

AMERITRADE HOLDING CORPORATION
(solely for purposes of Section 4.5 and 5.2)

By:	/s/ Joseph H. Moglia

Name: Joseph H. Moglia
Title: Chief Executive Officer

R PARTIES:
/s/ J. Joe Ricketts
J. Joe Ricketts

/s/ Marlene M. Ricketts
Marlene M. Ricketts

MARLENE M. RICKETTS 1994 DYNASTY TRUST
By:	/s/ J. Joe Ricketts
J. Joe Ricketts, Trustee

J. JOE RICKETTS 1994 DYNASTY TRUST
By:	/s/ Marlene M. Ricketts
Marlene M. Ricketts, Trustee

RICKETTS GRANDCHILDREN TRUST
By:
First National Bank of Omaha, Trustee
Name:
Title:

TA INVESTORS:

TA/ADVENT VIII, L.P.

By:	TA Associates VIII, LLC,
its General Partner

	By:	TA Associates, Inc.,
its Manager

		By:	/s/ Thomas P. Alber

		Name:	Thomas P. Alber
		Title:	Chief Financial Officer

TA EXECUTIVES FUND, LLC

By:	TA Associates, Inc.,
its Manager

	By:	/s/ Thomas P. Alber

Name: Thomas P. Alber
Title: Chief Financial Officer

TA INVESTORS, LLC

By:	TA Associates, Inc.,
its Manager

	By:	/s/ Thomas P. Alber

Name: Thomas P. Alber
Title: Chief Financial Officer

TA ATLANTIC & PACIFIC IV, L.P.

By:	TA Associates AP IV Partners, L.P.,
its General Partner

	By:	TA Associates, Inc.,
its Manager

		By:	/s/ Thomas P. Alber

Name: Thomas P. Alber
Title: Chief Financial Officer

TA IX, L.P.

By:	TA Associates IX, LLC,
its General Partner

	By:	TA Associates, Inc.,
its Manager

		By:	/s/ Thomas P. Alber

Name: Thomas P. Alber
Title: Chief Financial Officer

ADVENT ATLANTIC & PACIFIC III, L.P.

By:	TA Associates AAP III Partners, L.P.,
its General Partner

	By:	TA Associates, Inc., its General Partner

		By:	/s/ Thomas P. Alber

Name: Thomas P. Alber
Title: Chief Financial Officer

SLP INVESTORS:

SILVER LAKE PARTNERS, L.P.

By:	Silver Lake Technology Associates,
L.L.C., its General Partner

By:	/s/ Alan K. Austin

Name: Alan K. Austin
Title: Managing Director and Chief
Operating Officer

SILVER LAKE INVESTORS, L.P.

By:	Silver Lake Technology Associates,
L.L.C., its General Partner

By:	/s/ Alan K. Austin

Name: Alan K. Austin
Title: Managing Director and Chief
Operating Officer

SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.

By:	Silver Lake Technology Management,
L.L.C., its Managing Member

By:	/s/ Alan K. Austin

Name: Alan K. Austin
Title: Managing Director and Chief
Operating Officer

EXHIBIT A

Form of Joinder Agreement

          The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Voting Agreement, dated as of June 22, 2005, by and among The Toronto-Dominion Bank, a Canadian chartered bank, the parties listed on Schedule A thereto and, solely for purposes of Sections 4.5 and 5.2 thereof, Ameritrade Holding Corporation (“Ameritrade”) (the “Voting Agreement”). By executing this Joinder Agreement, the undersigned hereby agrees to be, and shall be, deemed a “Stockholder” for all purposes of the Voting Agreement, entitled to the rights and subject to the obligations thereunder with respect to the Covered Shares acquired from                                          but not with respect to any other shares of Common Stock or other voting capital stock of Ameritrade or securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock of Ameritrade that may be owned by the undersigned (including without limitation the voting obligations set forth in Article II thereof and the restrictions on transfer set forth in Article IV thereof with respect to such Covered Shares), and hereby makes those representations and warranties of a Stockholder as set forth in Section 3.1 of the Voting Agreement (other than 3.1(f)), in each case with respect to the Covered Shares of the undersigned.

          The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.:

No. of Covered Shares
Beneficially Owned:

Name:
Date: